Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Defined Asset Funds, Equity Investor Fund, Utility Common Stock Series--14

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-30637 of our opinion dated January 8, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 17, 2001